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                                                                       EXHIBIT M

                             TRAVELERS VARIABLE LIFE
                         ILLUSTRATION SAMPLE CALCULATION
                                    EXHIBIT 6

ILLUSTRATED CONTRACT INSURED

   Male age 45 preferred nonsmoker
   $400,000 Face Amount with Death Benefit Option 1

   $8,000.00 planned annual premium paid annually on the policy anniversary

   10% Hypothetical Gross Annual Investment Option Return
   Current Cost-of-Insurance Rates

POLICY VALUE

   ENDING       [Beginning Policy Value + Net Premium - Monthly Deduction - COI Deduction]  X
   POLICY   =   Net Investment Factor
   VALUE

            =   [$30,596.85 + $7,600.00 - $0.00 - $93.12]   X   1.006612467

            =   $38,355.69

   Derivation of Investment Option Return: 9.08%

                          Gross Investment Option Rate of Return:               10.00%
                   LESS   Assumed Asset Charges: *                               0.92%
                                                                                -----
                                                                                 9.08%

          * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

   PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES
   (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

   NET PREMIUM   =   Gross Premium               LESS   Premium Expense Charge
                 =   $8,000                      LESS   $8,000.00 x 5.00%
                 =   $7,600

       I) Premium Expense Charge equals 5.00% of Gross premiums received.

   MONTHLY
   DEDUCTION     =   Policy Fee + Administrative Expense Charge
                 =   $0.00                         +    $0.00
                 =   $0.00

       II)  Policy Fee for this example is $0.00
       III) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

                 Administrative Expense Charge     =    $0.00

   COI
   DEDUCTION     =   Net Amount at Risk            X    COI Rate
                 =   $360,497.93                   X    0.00025830000
                 =   $93.12

                             TRAVELERS VARIABLE LIFE
                         ILLUSTRATION SAMPLE CALCULATION
                                    EXHIBIT 6

       IV)  The Currect monthly Cost-of-Insurance rate is 0.00025830000

            Subtotal 1   =   Beginning Policy Value              PLUS
                             Net Premium                         LESS
                             Monthly Deduction

                         =   $30,596.85 PLUS
                              $7,600.00 LESS
                                  $0.00

                         =   $38,196.85

            Subtotal 2   =   Corridor Percentage      X          Subtotal 1
                         =                 1.91       X          $30,596.85
                         =   $58,439.98

            Minimum
            Death        =   The greater of Subtotal 2 and the Face Amount
            Benefit
                         =   The greater of $58,439.98 and $400,000.00

                         =   $400,000.00

            Net Amount   =   Minimum Death Benefit / 1.0032737   LESS
            at Risk          Subtotal 1

                         =   $398,694.78 LESS
                              $38,196.85

                         =   $360,497.93

NET INVESTMENT FACTOR

            The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

            We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

            A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation Date; PLUS

                    2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

                    3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

            B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

                    2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

            C is the applicable Investment Optiuon deduction for the Valuation Period.

            For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

       V)   The currect year Mortality and Expense (M&E) charge is 0.85%

            Net
            Investment   =   [1 + Investment Option Return - Current Year M&E
                             Charge] (1/12)
            Factor
                         =   [1 + 9.08% - 0.85%]##(1/12)

                         =   1.006612467

                             TRAVELERS VARIABLE LIFE
                         ILLUSTRATION SAMPLE CALCULATION
                                    EXHIBIT 6

     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                  BEGINNING                                         NET         ENDING
POLICY   POLICY     POLICY      NET      MONTHLY       COI       INVESTMENT     POLICY
 YEAR     MONTH     VALUE     PREMIUM   DEDUCTION   DEDUCTION      FACTOR       VALUE
------   ------   ---------   -------   ---------   ---------   -----------   ---------
   5        1     30,596.85    $7,600      0.00       93.12     1.006612467   38,355.69
   5        2     38,355.69    $    0      0.00       93.08     1.006612467   38,515.62
   5        3     38,515.62    $    0      0.00       93.03     1.006612467   38,676.66
   5        4     38,676.66    $    0      0.00       92.99     1.006612467   38,838.80
   5        5     38,838.80    $    0      0.00       92.95     1.006612467   39,002.05
   5        6     39,002.05    $    0      0.00       92.91     1.006612467   39,166.43
   5        7     39,166.43    $    0      0.00       92.87     1.006612467   39,331.94
   5        8     39,331.94    $    0      0.00       92.82     1.006612467   39,498.58
   5        9     39,498.58    $    0      0.00       92.78     1.006612467   39,666.37
   5       10     39,666.37    $    0      0.00       92.74     1.006612467   39,835.31
   5       11     39,835.31    $    0      0.00       92.69     1.006612467   40,005.42
   5       12     40,005.42    $    0      0.00       92.65     1.006612467   40,176.69

SURRENDER VALUE

     Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

     Surrender        Surrender           Initial
     Charge       =   Charge per          Face
                      $1,000 of       x   Amount
                      Face Amount         per $1,000

                  =   $4.31           x   $400

                  =   $1,724.00

     Surrender        Ending Policy       Surrender
     Value        =   Value           -   Charge

                  =   $40,176.69      -   $1,724.00

                  =   $38,452.69

DEATH BENEFITS

     For death benefit option 1, the death benefit equals the greater of:

          a) Face amount on the date of death, or

          b) The percentage of the policy value shown in compliance with Federal Law Provisions

               For our example, the percentage of the policy value in compliance with Federal Law Provisions is 191%.

     Death
     Benefit at   =   The greater of (191% x End of Year Policy Value) or
                      $400,000.00
     the End of
     Year 5

                  =   The greater of $76,737.47 or $400,000.00

                  =   $400,000

                             TRAVELERS VARIABLE LIFE
                         ILLUSTRATION SAMPLE CALCULATION
                                    EXHIBIT 6

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

     Monthly Cost-of-Insurance rates vary by policy year.

     M&E charge declines to 0.20% in policy years 16 and after.

     Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0. The rates for the 45 year old illustrated are outlined as follows:

          Surrender             Surrender
Policy     Charge     Policy     Charge
 Year    Per $1,000    Year    Per $1,000
------   ----------   ------   ----------
  1         $7.18        6        $3.59
  2         $6.46        7        $2.87
  3         $5.74        8        $2.15
  4         $5.03        9        $1.44
  5         $4.31       10        $0.72

     Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.